Exhibit 1.01

CONFLICT MINERALS REPORT OF PHILIP MORRIS INTERNATIONAL INC. FOR THE YEAR ENDED DECEMBER 31, 20201

INTRODUCTION

Philip Morris International Inc., a Virginia holding company, was incorporated in 1987. Our subsidiaries and affiliates and their licensees are engaged in the manufacture and sale of cigarettes, other tobacco products and other nicotine-containing products, including reduced-risk products2, in markets outside of the United States of America.
This Conflict Minerals Report (the “Report”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2020.
Conflict Minerals are defined by the Securities and Exchange Commission (the “SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, the “3TGs”). During the reporting period, we contracted to manufacture the following products within the meaning of Rule 13p-1:
•Platform 1 – a precisely controlled heating device incorporating our IQOS HeatControl Technology, commercialized under the IQOS brand name, into which a specially designed and proprietary tobacco unit is inserted and heated to create an aerosol, and also includes related accessories and parts; and
•Platform 4 – includes battery powered e-vapor products that produce an aerosol by vaporizing a nicotine-containing liquid solution. In 2020, our e-vapor products comprised devices with the "coil and wick" technology as well as our e-vapor mesh technology designed to ensure the consistency and quality of the generated aerosol compared to the products with the “coil and wick” technology. Recently, we discontinued the commercialization of devices with the “coil and wick” technology.  In 2020, the “coil and wick” technology products were commercialized under the Nicocigs brand name (currently discontinued), and e-vapor mesh technology products were commercialized using the IQOS VEEV brand name.
In this report, we refer to Platform 1 and Platform 4 products as “Covered Products.”

In 2020, we sourced our Covered Products from five direct suppliers (the “Direct Suppliers”). The electronic components of the Covered Products contain one or more 3TGs. The 3TGs used in the Covered Products are necessary for the functionality or production of the Covered Products.

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1 In this report, “PMI,” “Company,” “we,” “us,” and “our” refers to Philip Morris International Inc. and its subsidiaries. Trademarks and science marks in this report are the intellectual property of, or licensed by, the subsidiaries of Philip Morris International Inc. and are italicized.
2 Reduced-risk products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking.  PMI has a range of RRPs in various stages of development, scientific assessment and commercialization.

We have implemented policies, procedures and due diligence processes to determine whether any of the 3TGs contained in the Covered Products are sourced from the Democratic Republic of the Congo (“DRC”) or any of its adjoining countries (“Covered Countries”), and contribute to the financing of armed conflict in the region. In order to support the economic activity in the region, we have communicated to our Direct Suppliers that we do not discourage them from sourcing 3TGs from the Covered Countries under our Conflict Minerals Policy (also referred to in this report as the “Policy”), so long as they are sourced in accordance with our Responsible Sourcing Principles (“RSP”).
We are far removed from the sources of ores from which the 3TGs contained in the Covered Products are procured, and the smelters and refiners that process those ores (“SORs”). Therefore, the efforts to identify the countries of origin for the 3TGs reflect both (i) our downstream position in the supply chain3; and (ii) the applicable OECD Guidance (as defined below).

DUE DILIGENCE MEASURES

A.Design of Our Due Diligence Measures

In 2020, our Conflict Minerals due diligence processes were performed in line with the internationally recognized due diligence framework provided by the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), as applicable for 3TGs and downstream companies (as the term “downstream companies” is defined in the OECD Guidance)4. As described below, our due diligence measures in relation to Covered Products included:
1.Establishing a process managed by members of management, including a dedicated cross-functional team for carrying out Conflict Minerals supply chain due diligence and reporting compliance (the “Conflict Minerals Team”);
2.Identifying and assessing Conflict Minerals risks in our supply chain;
3.Designing and implementing strategies to respond to Conflict Minerals risks to the extent identified; and
4.Encouraging the reliance by our Direct Suppliers on an independent third-party audit protocol for assessing the due diligence practices of SORs relevant to Covered Products.

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3 As a result of our downstream position in the supply chain, our due diligence processes involve PMI seeking data from our Direct Suppliers and those suppliers seeking similar information in their respective supply chains to identify the original sources of the applicable Conflict Minerals. We also rely, to a large extent, on information collected and provided by third-party validation programs. Because our diligence processes rely on information provided by third parties, they may yield inaccurate or incomplete information.
4 “Downstream companies” include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

B. Due Diligence Program Elements
1.Processes Implemented by Company Management

Conflict Minerals Policy

We have a Conflict Minerals Policy which is communicated it to our Direct Suppliers to help achieve responsible sourcing of 3TGs in our supply chain. We are committed to operating with integrity and are focused on the responsible sourcing of 3TGs. Our Policy, which is reviewed annually by the Conflict Minerals Team, is attached to this Report as Appendix A, and is also publicly available on our website at: https://www.pmi.com/principles-and-positions/standards/transparency.
Internal Team

Under the oversight of our Senior Vice President, Operations, our Conflict Minerals Team is comprised by representatives from our operations, finance and legal functions. The Conflict Minerals Team has the overall responsibility for developing and implementing our Conflict Minerals compliance strategy, as well as for reviewing the ongoing progress and effectiveness of the Conflict Minerals reporting. In addition, from time-to time, this cross-functional team engages with specialists in other functions throughout PMI to review and analyze the information relevant to PMI’s Conflict Minerals due diligence processes and reporting.
As part of our organizational framework, our Product Compliance Team, which is part of the Life Sciences Department reporting to our Chief Life Sciences Officer, also verifies ingredients and materials used in the direct materials for our Covered Products. Any Conflict Minerals reporting and compliance matters that arise during this verification process are analyzed and addressed by the Conflict Minerals Team.
Furthermore, members of the Conflict Minerals Team with expertise in supply chain management and sustainability also interact with our Direct Suppliers to further improve the quality of their Conflict Minerals due diligence and reporting.
Our senior management and our Board of Directors are informed of the results of our due diligence efforts, supply chain integrity and relationships with our Direct Suppliers.
Supply Chain Transparency Framework

To support PMI’s Conflict Minerals compliance program, PMI’s supply chain transparency framework combines internal activities, collaboration with our Direct Suppliers and reliance on the information published by industry programs such as the Responsible Minerals Initiative (the “RMI”). The RMI is a global, non-governmental organization that was founded in 2008 by members of the Responsible Business Alliance (the “RBA”) and the Global e-Sustainability Initiative. It is comprised by over 400 companies and associations from over ten industries. The RMI focuses on the sourcing of minerals responsibly and developing best practices and other services to support such responsible minerals sourcing.
As part of our Conflict Minerals due diligence processes, we required our Direct Suppliers to use RMI’s Conflict Minerals Reporting Template (“CMRT”) to collect and retain the necessary information on the chain of custody of the 3TGs contained in the parts of the Covered Products that they respectively supplied to us, including information about the SORs from which those 3TGs were sourced. The CMRT is generally regarded as the most widely-used standard form to collect information about Conflict Minerals through the supply chain.
Supplier Engagement and Other Compliance Efforts

Our agreements with our Direct Suppliers also include Conflict Minerals-related provisions that: (i) are consistent with our Conflict Minerals Policy, (ii) require our Direct Suppliers to comply with our due diligence requests; and (iii) encourage our Direct Suppliers to participate in industry-wide or material-specific supply chain mapping initiatives.
In addition, as we stated in the Conflict Minerals report for the period ended December 31, 2019 (the “2019 Report”), in 2020, we undertook the following efforts to further improve due diligence and supplier engagement:

•We continued our online employee training programs, especially in light of the COVID-19 pandemic. These programs addressed various procurement activities, including the sourcing of minerals, compliance with our Conflict Minerals Policy and the underlying SEC regulations.
•Our employees continued to communicate to our Direct Suppliers our Policy and our Responsible Sourcing Principles, our commitment to responsible sourcing, compliance expectations and information requirements, including grievance mechanisms. These communications focused on ensuring that our Direct Suppliers understand the regulations and reporting requirements pertaining to the sourcing of Conflict Minerals in their respective supply chains. In addition, our communications also encouraged our Direct Suppliers to review their supply chain due diligence processes related to Conflict Minerals sourcing in terms of accuracy and timeliness of responses, and continue to improve compliance.

As a result of these efforts, in 2020, we continued to see satisfactory levels of both timeliness and completeness of the information submitted to us by our Direct Suppliers. In addition, in 2020:

•We used our newly-implemented supplier due diligence program to assess our Direct Suppliers’ compliance with our Responsible Sourcing Principles, which also cover the responsible sourcing of the 3TGs;
•We communicated to our Direct Suppliers our expectation that they use SORs certified as compliant with the Responsible Minerals Assurance Process (“Compliant SORs”)5 for the manufacture of the Covered Products, and have held online conferences with our Direct Suppliers to reinforce this expectation. Please see “Section C” below for additional information;
•We continued to mandate conflict minerals due diligence based on the OECD Guidance and training as a prerequisite to engagement with any new direct suppliers of electronics;
•We continued to support our due diligence efforts with appropriate record retention practices; and
•We engaged a third-party that specializes in human rights to help us identify and assess human rights risks across our electronics supply chain, including those that may be related to Conflict Minerals (the “Assessment Study”).

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5 RMI defines an SOR as Active if it participates in the Responsible Minerals Assurance Process (“RMAP”) and has committed to undergo an audit with RMI or a cross-recognized certification entity. Upon successful completion of the audit, such SORs are then designated as RMAP-Compliant SORs.

Grievance Mechanism

We have a grievance mechanism that allows our employees to report any suspected violation of PMI´s principles and practices to the senior management or the Ethics & Compliance Department. Reports can be made through face-to-face discussions or via email if the employee prefers to remain anonymous. We maintain both a dedicated email address: PMI.Compliance@pmi.com, and an independently operated and confidential Compliance Helpline, that operates a phone line and a webline. Concerns can also be reported by our employees confidentially or anonymously. Any such reports related to Conflict Minerals are to be forwarded to the Conflict Minerals Team that will review them and help design appropriate response measures. In addition, we encourage our suppliers to establish their own grievance mechanisms.

2. Identify and Assess Risk in the Supply Chain

We reviewed the answers to the CMRT received from our Direct Suppliers and assessed their completeness, clarity and consistency. We worked with our Direct Suppliers to understand their due diligence process, confirmed that they have established a Conflict Minerals policy and obtained a list of SORs in their respective supply chains for the Covered Products.
Our Direct Suppliers confirmed that some of the SORs in their supply chain may source 3TGs from the Covered Countries and that the 3TGs may not be from recycled or scrap sources. As part of our risk assessment, we checked whether these SORs were Compliant SORs by comparing the facilities identified by our Direct Suppliers against the list provided by the RMI and its Responsible Minerals Assurance Process (“RMAP”), as well as the list provided by the London Bullion Market Association (“LBMA”). We also followed up with additional information requests to obtain the necessary details to better assess the reliability of the responses and the risks in our supply chain in instances where the responses received were not clear or where the SORs were not certified as RMAP- compliant.
Please also see Section B.1 for the discussion of our efforts in 2020 to help identify and assess risk in our supply chain related to 3TG sourcing.

3. Design and Implement a Strategy to Respond to Risks in the Supply Chain

We designed a strategy to respond to risks related to Conflict Minerals in our supply chain. When the members of the Conflict Minerals Team become aware that the due diligence of our direct or indirect suppliers needs improvement, it provides feedback, asks clarifying questions and demands corrective actions where necessary. The members of the Conflict Minerals Team have, and will continue to provide information and training to our Direct Suppliers, and will determine appropriate follow-up actions, if any, to mitigate any identified risks. Follow-up actions may include, but are not limited to, finding alternate sources of supply or terminating existing supplier relationships, as appropriate. We have communicated to our Direct Suppliers that they should further implement, and communicate to their suppliers to implement, the due diligence standards that reflect the OECD Guidance. Steps to improve the accuracy of the due diligence process are described in Sections B.1 above and D below. For 2020, we found no instances where it was necessary to find replacement sources of supply of Covered Products or terminate a supplier relationship due to a failure to comply with Conflict Minerals requirements. To the extent we expand our supplier base for the relevant products, Conflict Minerals compliance, commitment and our assessment of the readiness to embrace our Responsible Sourcing Practices are among our criteria for selecting new suppliers.

4. Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We rely on the RMI’s Responsible Minerals Assurance Process for the performance of third-party audits of SORs. To the extent possible, we review whether any 3TGs sourced from the Covered Countries are “DRC conflict-free” based on the information provided by our Direct Suppliers and the information available on the RMI’s website. We encourage our suppliers to join the RBA. In addition, as described above, we have communicated to our Direct Suppliers our expectation that they use Compliant SORs for the manufacture of our Covered Products.

Report on Supply Chain Due Diligence

This Report will be filed with the SEC and will also be publicly available at https://www.pmi.com/principles-and- positions/standards/transparency.

C. Reasonable Country of Origin Inquiry ("RCOI") and Due Diligence on the Source and Chain of Custody

We asked our Direct Suppliers to provide answers to the CMRT to ascertain whether any 3TGs contained in the Covered Products originated from Covered Countries. Based on the evaluation of our Direct Suppliers’ responses to their CMRT, we had reason to believe that some of the 3TGs in the Covered Products manufactured in 2020 may have originated in the Covered Countries and were not entirely from recycled or scrap sources.

With respect to the Covered Products, through the CMRT, our Direct Suppliers informed us that: (i) 100% of their suppliers provided responses to the CMRT; (ii) 3TGs contained in some Covered Products may have originated from the Covered Countries; (iii) 3TGs contained in Covered Products are not entirely from recycled or scrap sources; (iv) 100% of the SORs supplying 3TGs contained in the Covered Products and their locations were identified and reported; and (v) all Direct Suppliers reported that they used Compliant or Active smelters for the respective Covered Products. We compared the facilities that the Direct Suppliers identified in their respective CMRTs to the list of SORs that are certified as RMAP-compliant. While eleven SORs identified by two of our Direct Suppliers were not on the RMI list of Compliant SORs at the time of our review, we followed up with the relevant Direct Suppliers and, based on information supplied by our Direct Suppliers, we believe that these SORs were Active SORs during the reporting period.6

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6 RMI defines an SOR as Active if it participates in the Responsible Minerals Assurance Process and has committed to undergo an audit with RMI or a cross-recognized certification entity. Upon successful completion of such audit, such SORs would become Compliant SORs.

D. Steps to Further Improve Due Diligence

In line with our commitment to Responsible Sourcing Principles, in January 2021, we joined the Responsible Minerals Initiative (“RMI”). We plan to be an active participant of RMI. In addition, we plan to concentrate on the following steps in the future:
•As part of our Responsible Sourcing Principles framework, continue to engage with our Direct Suppliers to             communicate our expectation that they source 3TGs for our products from Compliant SORs;
•Encourage our Direct Suppliers to further strengthen due diligence and training efforts consistent with the OECD Guidance, thereby improving the quality and completeness of supply chain information available to us;
•Encourage our Direct Suppliers to continue to enforce their respective Conflict Minerals policies;
•Continue to communicate and provide training on our Policy, grievance mechanism requirements, compliance expectations and information to our present Direct Suppliers and future direct suppliers;
• Introduce RBA tools into our due diligence program to assist in our determination of our Direct Suppliers' compliance with our RSP;
•Continue training our employees responsible for the procurement of electronics and those in related supporting roles, including through programs made available by RMI;
•Encourage our Direct Suppliers to receive training and other information on Conflict Minerals made available by RMI or RBA; and
•We will consider the conclusions of the Assessment Study in our review of the due diligence practices for Conflict Minerals.

E. Independent Private Sector Audit

An independent private sector audit is not required for this Report.

Appendix A

Conflict Minerals Policy

The SEC requires our company to disclose if our products contain certain minerals (gold, tin, tungsten, and tantalum, which are referred to as “conflict minerals”) that:

•Originate in one of the Covered Countries; and
•Contribute to the financing of armed groups that are committing human rights abuses.

PMI’s policy and due diligence process on conflict minerals prescribes that PMI:

1.Not to knowingly procure conflict minerals that originate from a Covered Country; and
2.Demand that our direct suppliers undertake reasonable due diligence in their respective supply chains to assure the same unless those minerals are determined to be compliant by the Responsible Minerals Assurance Process.

Appendix B - List of SORs identified by our Direct Suppliers as part of the supply chain for Covered Products7

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	8853 S.p.A. *	ITALY
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A. *	SWITZERLAND
Gold	Asahi Pretec Corp. *	JAPAN
Gold	Asahi Refining Canada Ltd. *	CANADA
Gold	Asahi Refining USA Inc. *	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd. *	JAPAN
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery*	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A. *	SWITZERLAND
Gold	Chimet S.p.A. *	ITALY
Gold	Chugai Mining*	JAPAN
Gold	DSC (Do Sung Corporation) *	SOUTH KOREA
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DS PRETECH Co., Ltd. *	SOUTH KOREA
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	LT Metal Ltd. *	SOUTH KOREA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd. *	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG**	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	CHINA
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Italpreziosi*	ITALY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd. *	CHINA
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd. *	JAPAN

Gold	Korea Zinc Co., Ltd. *	SOUTH KOREA
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L'Orfebre S.A. *	ANDORRA
Gold	LS-NIKKO Copper Inc. *	SOUTH KOREA
Gold	Marsam Metals*	BRAZIL
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd. *	CHINA
Gold	Metalor Technologies S.A. *	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V. *	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd. *	INDIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd. *	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd. *	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet) *	RUSSIAN FEDERATION
Gold	PAMP S.A. *	SWITZERLAND
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A. *	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	REMONDIS PMR B.V. *	NETHERLANDS
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP*	FRANCE
Gold	Safimet S.p.A*	ITALY
Gold	SAFINA A.S. *	CZECHIA
Gold	Samduck Precious Metals*	SOUTH KOREA
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	SEMPSA Joyeria Plateria S.A. *	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA
Gold	Singway Technology Co., Ltd. *	TAIWAN, REPUBLIC OF
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN, REPUBLIC OF
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	SungEel HiMetal Co., Ltd. *	SOUTH KOREA
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd. *	CHINA
Gold	Tokuriki Honten Co., Ltd. *	JAPAN
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN
Gold	Torecom*	SOUTH KOREA
Gold	Umicore Precious Metals Thailand*	THAILAND

Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc. *	UNITED STATES OF AMERICA
Gold	Valcambi S.A. *	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint) *	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamakin Co., Ltd. *	JAPAN
Gold	Yokohama Metal Co., Ltd. *	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	CHINA
Gold	C.I Metales Procesados Industriales SAS**	COLOMBIA
Tantalum	Asaka Riken Co., Ltd. *	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd. *	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	Exotech Inc. *	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	FIR Metals & Resource Ltd. *	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	CHINA
Tantalum	H.C. Starck Co., Ltd. *	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc. *	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd. *	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	LSM Brasil S.A. *	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA
Tantalum	Mineracao Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	PRG Dooel*	NORTH MACEDONIA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda. *	BRAZIL
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd. *	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd. *	CHINA

Tin	China Tin Group Co., Ltd. *	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Metallo Spain S.L.U. *	SPAIN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. *	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd. *	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd. *	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd. *	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda. *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA
Tin	Melt Metais e Ligas S.A. *	BRAZIL
Tin	Metallic Resources, Inc. *	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V. *	BELGIUM
Tin	Mineracao Taboca S.A. *	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd. *	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES
Tin	Operaciones Metalurgicas S.A. *	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Surya Alam Lestari*	INDONESIA
Tin	PT Bangka Serumpun*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Rajawali Rimba Perkasa*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Timah Tbk Kundur*	INDONESIA
Tin	PT Timah Tbk Mentok*	INDONESIA
Tin	Resind Industria e Comercio Ltda. *	BRAZIL
Tin	Rui Da Hung*	TAIWAN, REPUBLIC OF
Tin	Soft Metais Ltda. *	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd. *	VIETNAM
Tin	Thaisarco*	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	CHINA
Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA
Tin	White Solder Metalurgia e Mineracao Ltda. *	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd. *	CHINA

Tin	Luna Smelter, Ltd. *	RWANDA
Tin	PT Rajehan Ariq*	INDONESIA
Tin	China Yunnan Tin Co Ltd. *	CHINA
Tin	PT Aries Kencana Sejahtera**	INDONESIA
Tin	Estanho de Rondonia S.A. **	BRAZIL
Tin	Mineração Taboca S.A. *	BRAZIL
Tin	PT Tinindo Inter Nusa**	INDONESIA
Tin	Yunnan Tin Company, Ltd. *	CHINA
Tin	CV Venus Inti Perkasa**	INDONESIA
Tin	PT Lautan Harmonis Sejahtera**	INDONESIA
Tungsten	A.L.M.T. Corp. *	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd. *	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd. **	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd. *	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	KGETS Co., Ltd. *	SOUTH KOREA
Tungsten	Lianyou Metals Co., Ltd. *	TAIWAN, REPUBLIC OF
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Moliren Ltd. *	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Masan Tungsten Chemical LLC (MTC) *	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	PHILIPPINES
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	VIETNAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd. *	SOUTH KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CHINA
Tungsten	China Molybdenum Co., Ltd. **	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"**	RUSSIAN FEDERATION
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. **	BRAZIL

____________
7 SORs that were designated, to our knowledge, as Compliant as of December 31, 2020 are marked with an asterisk (unless stated otherwise). SORs that were designated, to our knowledge, as Active as of December 31, 2020 are marked with two asterisks (unless stated otherwise).